EXHIBIT 10.1

FIRST AMENDMENT TO DIRECTOR SERVICES AGREEMENT

This First Amendment to Director Services Agreement (the “Amendment”) is made and entered into effective as of October 31, 2011, by and between The Neiman Marcus Group, Inc., a Delaware corporation (“NMG”), Neiman Marcus, Inc., a Delaware corporation (“Parent”) and Burton M. Tansky (the “Executive”).

W I T N E S S E T H:

WHEREAS, NMG, Parent and Executive entered into a Director Services Agreement effective as of April 26, 2010 (the “Agreement”); and

WHEREAS, NMG, Parent and Executive now desire to amend the Agreement to extend the Term (as defined in the Agreement) through December 31, 2012;

NOW, THEREFORE, in consideration of the premises, the parties do hereby agree as follows:

1.                                       Paragraph 2 of the Agreement is hereby amended and restated in its entirety as follows:

2.                                       Term.                  The term of this Agreement shall be from October 6, 2010 through December 31, 2012 (the “Term”) The Term shall not renew or be extended absent an express written agreement otherwise between the parties. Prior to the expiration of the Term, the Boards of Directors of the Companies will discuss whether to extend the Term. No refusal by either or both of the Companies to extend the Term or by Tansky to agree to such an extension shall result in any liability to any of the parties to this Agreement. Unless the parties agree to extend the Term, this Agreement and the obligations in this Agreement will terminate at the expiration of the Term and Tansky will resign from the Boards of Directors of the Companies effective at the expiration of the Term.

2.                                       Except as otherwise specifically set forth herein, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, NMG and Parent have caused this Amendment to be executed on each entities behalf by its duly authorized officer, and the Executive has executed this Amendment, on this the 31st day of October, 2011.

THENEIMAN MARCUS GROUP, INC.

By:	/s/ Nelson A. Bangs
Nelson A. Bangs, Senior Vice President
and General Counsel

NEIMAN MARCUS, INC.

By:	/s/ Nelson A. Bangs
Nelson A. Bangs, Senior Vice President
and General Counsel

EXECUTIVE

/s/ Burton M. Tansky